                                                                  EXHIBIT 4.1(b)

                                                          FEDERAL IDENTIFICATION
                                                                 No.  04-2866152
                                                                    ------------


                       THE COMMONWEALTH OF MASSACHUSETTS

                            WILLIAM FRANCIS GALVIN
                         Secretary of the Commonwealth
             One Ashburton Place, Boston, Massachusetts 02108-1512

                             ARTICLES OF AMENDMENT
                   (GENERAL LAWS, CHAPTER 156B, SECTION 72)

We,   C. Richard Harrison, President
   -----------------------------------------------------------------------------
and   Martha L. Durcan, Clerk
   -----------------------------------------------------------------------------
of     Parametric Technology Corporation
   -----------------------------------------------------------------------------
                          (Exact name of corporation)

located at    128 Technology Drive, Waltham, Massachusetts 02154
          ----------------------------------------------------------------------
               (Street address of corporation in Massachusetts)

certify that these Articles of Amendment affecting articles numbered:

 -3-
 -------------------------------------------------------------------------------
           (Number those articles 1,2,3,4,5 and/or 6 being amended)

of the Articles of Organization were duly adopted at a meeting held on February 8, 1996 by vote of:

37,941,482 shares of Common Stock of 63,198,880 shares outstanding.

1**being at least a majority of each type, class or series outstanding and entitled to vote thereon:/

To change the number of shares and the par value (if any) of any type, class or series of stock which the corporation is authorized to issue, fill in the following:

The total presently authorized is:

-------------------------------------------------------------------------------------------------
WITHOUT PAR VALUE STOCKS                    WITH PAR VALUE STOCKS
-------------------------------------------------------------------------------------------------
  TYPE       NUMBER OF SHARES     TYPE           NUMBER OF SHARES     PAR VALUE
-------------------------------------------------------------------------------------------------
Common:           None            Common:           75,000,000              $.01
-------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------
Preferred:        None            Preferred:         5,000,000              $.01
-------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------


Change the total authorized to:
-------------------------------------------------------------------------------------------------
WITHOUT PAR VALUE STOCKS                     WITH PAR VALUE STOCKS
-------------------------------------------------------------------------------------------------
TYPE         NUMBER OF SHARES     TYPE           NUMBER OF SHARES     PAR VALUE
-------------------------------------------------------------------------------------------------
Common:           None            Common:          215,000,000              $.01
-------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------
Preferred:        None            Preferred:         5,000,000              $.01
-------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------

The foregoing amendment(s) will become effective when these Articles of Amendment are filed in accordance with General Laws, Chapter 156B, Section 6 unless these articles specify, in accordance with the vote adopting the amendment, a later effective date not more than thirty days after such filing, in which event the amendment will become effective on such later date.

Later effective date:   N/A                                 .
                     ---------------------------------------

SIGNED UNDER THE PENALTIES OF PERJURY, this 9th day of February, 1996,


        /s/ C. Richard Harrison                              *President
____________________________________________________________,

        /s/ Martha L. Durcan                                 *Clerk

____________________________________________________________,

*Delete the inapplicable words.

                       THE COMMONWEALTH OF MASSACHUSETTS

                             ARTICLES OF AMENDMENT
                    (GENERAL LAWS, CHAPTER 156B, SECTION 72)



     I hereby approve the within Articles of Amendment and, the filing
fee in the amount of $        having been paid, said articles are
                      --------
deemed to have been filed with me this        day of
                                       ------        ------------------
1996.

Effective date:
               ----------------------------------------------------------



                             WILLIAM FRANCIS GALVIN

                         Secretary of the Commonwealth



                         TO BE FILLED IN BY CORPORATION
                      PHOTOCOPY OF DOCUMENT TO BE SENT TO:



                     Parametric Technology Corporation

                     128 Technology Drive

                     Waltham, MA 02154

                     ATTN: Scott Duggan, Esq.



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